Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 30, 2025, with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-286041) and related Prospectus of Lionsgate Studios Corp. for the registration of 208,122 shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

July 24, 2025